UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

WILLSCOT MOBILE MINI HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4646 E Van Buren St., Suite 400
Phoenix, Arizona 85008
(Address, including zip code, of principal executive offices)
(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Markets
Warrants to purchase common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase common stock(2)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s common stock for an exercise price of $5.75.
(2) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment (this “Amended Form 8-K”) to the Current Report on Form 8-K filed on March 1, 2021 (the “Original Form 8-K” ) by WillScot Mobile Mini Corp. (the “Company”) in order to reflect certain changes to the pro forma financial information contained in Item 9.01 of the Original Form 8-K due to the Restatement (as defined below).

On May 10, 2021, the Company filed an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021 (the “Form 10-K/A”) to restate its financial statements (the “Restatement”) to conform with the SEC staff’s April 12, 2021 Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Staff Statement addressed certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company that preclude the Company’s warrants from being classified as components of equity for certain reporting periods. The Company’s financial statements previously accounted for these warrants as components of equity. The financial statements were amended to account for these warrants as liabilities.

The Original Form 8-K is amended by this Amended Form 8-K to file the amended unaudited pro forma condensed combined financial statements of WillScot Mobile Mini Corp. for the year ended December 31, 2020 as Exhibit 99.1.

Item 8.01    Other Events.
As previously disclosed, on March 1, 2020, WillScot Corporation, a Delaware corporation (“WillScot”), Mobile Mini, Inc., a Delaware corporation (“Mobile Mini”), and Picasso Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of WillScot (“Merger Sub”), entered into an Agreement and Plan of Merger pursuant to which, subject to the satisfaction of certain customary closing conditions, Merger Sub would be merged with and into Mobile Mini, with Mobile Mini surviving as a wholly-owned subsidiary of WillScot (the “Merger”). The Merger was completed on July 1, 2020, upon which Merger Sub merged with and into Mobile Mini and the separate corporate existence of Merger Sub ceased and Mobile Mini continued its existence as the surviving corporation in the Merger and a wholly-owned subsidiary of WillScot. Immediately following the Merger, on July 1, 2020, WillScot changed its name to WillScot Mobile Mini Holdings Corp.
This Current Report on Form 8-K is being filed to provide certain pro forma financial information giving effect to the Merger for the year ended December 31, 2020, as set forth under Item 9.01(b) below, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information

    The following unaudited pro forma financial information, giving effect to the Merger, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

•Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020; and
•Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: June 22, 2021    By: /s/ Christopher J. Miner

By: Christopher J. Miner
Title: Executive Vice President & Chief Legal Officer